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                                                                     EXHIBIT 3.4

                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                                 GUITAR CENTER, INC.


         GUITAR CENTER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         FIRST: At a meeting of the Board of Directors of the Corporation held on January 15, 1997, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing its officers to submit said amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         "WHEREAS, in connection with the Corporation's proposed initial public offering, the Board of Directors of the Corporation deems it to be desirable and in the best interests of the Corporation and its stockholders to amend the Corporation's Certificate of Incorporation to: (i) increase the number of shares of authorized Common Stock to 60,000,000 (comprised of 55,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of Preferred Stock);
(ii) provide that holders of at least 66-2/3% of the outstanding shares entitled to vote may amend certain provisions of the Certificate of
Incorporation: (iii) provide that no action shall be taken by any stockholders of the Corporation, except at an annual or special meeting of stockholders, and that stockholders shall not be permitted to take any action by written consent; and (iv) provide that special meetings of stockholders shall only be permitted to be called by the Board of Directors, or a committee thereof;

         RESOLVED, that the first paragraph of Article IV of the Certificate of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

    The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares. The total number of shares of Common Stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares, and the par value of each share of Common Stock is one cent ($.01). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares, and the par value of each share of Preferred Stock is one cent



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    ($.01).  The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. In addition to the foregoing right of the Board of Directors, the Corporation hereby designates the following classes of Preferred Stock:

         FURTHER RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended by adding the following Articles X, XI, XII, XIII, XIV and XV, which shall read as follows:


                                      ARTICLE X

              Notwithstanding Article V hereof, the Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class.


                                      ARTICLE XI

              The Board of Directors shall have that number of Directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation.


                                     ARTICLE XII

              No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent.


                                     ARTICLE XIII

              Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; PROVIDED, HOWEVER, that if and to the extent that any special meeting of stockholders may be called by any


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    other person or persons specified in any provisions of this Certificate of
    Incorporation or any amendment thereto or any certificate filed under
    Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.


                                     ARTICLE XIV

              The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; PROVIDED, HOWEVER, that no amendment, alteration, change or repeal may be made to
    Article X, XI, XII, XIII or XIV without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class.


                                      ARTICLE XV

              The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of the Corporation, and at the discretion of the board of directors may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him and may enter into contracts providing for the indemnification of such person to the full extent permitted by law.

         FURTHER RESOLVED, that the Certificate of Amendment of the Certificate of Incorporation setting forth the foregoing resolutions shall be filed with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that such Certificate of Amendment shall be effective simultaneously with the consummation of an initial public offering by the Corporation."

         SECOND: Thereafter, by written consent of the holders of 97.92% the issued and outstanding shares of Common Stock, holders of 97.92% of the issued and outstanding shares of Junior Preferred Stock and holders of 100% of the issued and outstanding shares of Senior Preferred Stock, in accordance with
Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares required by statute were voted in favor of the amendments, and prompt written notice

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in accordance with Section 228(d) of the General Corporation Law of the State of
Delaware has been given to those stockholders of the Corporation who have not consented in writing.

         THIRD: Said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

         FOURTH: Said amendments shall be effective simultaneously with the consummation of an initial public offering by the Corporation.

                                        *****

                               (Signature Page Follows)






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         IN WITNESS WHEREOF, Guitar Center, Inc. has caused this certificate to be signed by Larry Thomas, its President, and Bruce Ross, its Secretary, as of the 24th day January, 1997.



GUITAR CENTER, INC.


By   /s/ LARRY THOMAS
  ----------------------------
         President



Attest:



   /s/ BRUCE ROSS
----------------------------
         Secretary





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